Exhibit 23.01


                              Consent of KPMG LLP

The Board of Directors
Telesource International, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in this prospectus.



                                                  KPMG LLP

Chicago, Illinois
June 29, 2001